Exhibit 10.2

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) executed to be effective as of July 7, 2008, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain SUBSIDIARIES OF BORROWER, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1           Swap Agreements.  Section 7.06 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.06  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or maintain any Swap Agreement, except the Swap Agreements required under Section 6.11 and Swap Agreements entered into in the ordinary course of business and not for speculative purposes to (a) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure, and (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party; provided that with respect to the preceding clause (a), (i) to the extent any such Swap Agreements require any Credit Party to deliver money, assets or other security, including letters of credit, against any event of nonperformance prior to actual default by such Credit Party in the performance of its obligations thereunder (excluding any such Swap Agreement with any Lender Counterparty that only requires the delivery of the money, assets or other security required pursuant to the Loan Documents), the aggregate value of all money, assets or other security, including the amount drawn or which could

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be drawn under any such letters of credit, delivered by the Credit Parties, taken as a whole, shall not exceed $10,000,000 in the aggregate at any time, and the term of any transaction entered into after the Effective Date under any such Swap Agreements requiring such delivery of money, assets or other security shall not exceed twelve (12) months, (ii) such Swap Agreements (at the time each transaction under such Swap Agreement is entered into) would not cause the aggregate notional amount of Crude Oil and Natural Gas under all Swap Agreements then in effect (including the Swap Agreements required under Section 6.11) to exceed seventy-five percent (75%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower and the Restricted Subsidiaries for the forthcoming five (5) year period, and (iii) the maximum duration of any transaction under such Swap Agreements does not exceed sixty (60) months.  As used in this clause, “forecasted production from proved producing reserves” means the forecasted production of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 6.01, after giving effect to any pro forma adjustments for the consummation of any Acquisitions or Dispositions of Oil and Gas Interests and production from new wells completed since the effective date of such Reserve Report.  Once the Borrower or any Restricted Subsidiaries enters into a Swap Agreement or any hedge transaction pursuant to any Swap Agreement, the terms and conditions of such Swap Agreement and such hedge transaction may not be amended or modified, nor may such Swap Agreement or hedge transaction be cancelled without the prior written consent of Required Lenders.

SECTION 2.  Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1           Execution and Delivery.  Each Credit Party, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2           No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

2.3           Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 3.  Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

3.1           Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in

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all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date).

3.2           Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

3.3           Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 4.  Miscellaneous.

4.1           Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

4.2           Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3           Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

4.4           Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until Borrower, the Guarantors, the Required Lenders, and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

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4.5           Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

4.6           Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7           Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

CARRIZO OIL & GAS, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

GUARANTORS:

CCBM, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CLLR, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

HONDO PIPELINE, INC.

By:	/s/Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, individually and as Administrative Agent

By:	/s/Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President

GUARANTY BANK, as a Lender

By:	/s/Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

BANK OF SCOTLAND PLC, as a Lender

By:	/s/Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/Heather Wells Kiely
Name:	Heather Wells Kiely
Title:	Assistant Vice President

CREDIT SUISSE, Cayman Islands Branch, as a Lender

By:	/s/Vanessa Gomez
Name:	Vanessa Gomez
Title:	Director

By:	/s/Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

FORTIS CAPITAL CORP., as a Lender

By:	/s/David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/Chad Clark
Name:	Chad Clark
Title:	Director